Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN REPORTS DILUTED EARNINGS PER SHARE OF $0.66

FOR THE DECEMBER QUARTER AND RAISES OPERATING REVENUE GROWTH

EXPECTATIONS FOR FISCAL YEAR 2008

Company Pursues Sale of PMSI, Its Workers’ Compensation Business

VALLEY FORGE, PA, January 24, 2008 — AmerisourceBergen Corporation (NYSE:ABC) today reported that in its fiscal year 2008 first quarter, ended December 31, 2007, diluted earnings per share were $0.66, which was positively impacted by $0.04 from a $10 million litigation settlement and $1.4 million of net special items. Operating revenue in the quarter increased 3.5 percent to $16.2 billion.

AmerisourceBergen also announced that it is pursuing the sale of PMSI, its market-leading workers’ compensation business, so that it can focus on its core pharmaceutical distribution and related services businesses. The Company, which is being assisted by Citi, has solicited buyers and is currently reviewing initial bids for the business.

Fiscal First Quarter Highlights

•	Operating revenue of $16.2 billion, up 3.5 percent.

•	Diluted earnings per share of $0.66, a 5 percent increase.

•	Net $0.04 per diluted share benefit from a $10 million litigation settlement and special items.

•	Cash used in operations of $101 million.

•	$311 million of share repurchases.

“In the December quarter, we delivered solid performance in our core businesses in a quarter that was a tough comparison with last year, and we look forward to stronger performance for the remainder of the 2008 fiscal year,” said R. David Yost, AmerisourceBergen’s President and Chief Executive Officer. “With a seasonally strong March quarter ahead, our increased sales momentum over the remainder of the fiscal year and the ongoing benefit from our share repurchase program, we continue to expect fiscal year 2008 diluted earnings per share to be 13 percent to 20 percent ahead of last year, excluding PharMerica Long-Term Care and special items in fiscal 2007. Our balance sheet continues to be strong and our financial flexibility remains significant.”

Commenting on PMSI, Yost said, “Although PMSI’s performance in the quarter was below our expectations, our investment in PMSI’s technology and service delivery infrastructure as well as its aggressive profitability initiatives are expected to drive greater operational leverage and margin expansion. The result should be significant performance improvement by fall 2008. Nevertheless, we believe that for the appropriate value, this is the right time to sell the business as we focus on AmerisourceBergen’s core pharmaceutical distribution and related services businesses to maximize shareholder value.”

Consolidated Results

•

Consolidated operating income in the fiscal 2008 first quarter decreased 7 percent to $195.0 million, due primarily to the inclusion of $9.1 million of operating income in the previous year’s first quarter from PharMerica LTC, which was spun off to shareholders in July 2007, and the disappointing performance of PMSI in this first quarter. Operating income was positively impacted by a $10 million settlement of litigation with a major competitor related to sales activities involving an independent retail group purchasing organization, as well as by $1.4 million representing the net positive impact from pharmaceutical manufacturer antitrust litigation and facility consolidation, employee severance and other costs.

In the prior year’s fiscal first quarter, $6.0 million of charges for facility consolidations, employee severance and other costs, and a $1.9 million gain from pharmaceutical manufacturer antitrust litigation cases, resulted in a net $4.1 million negative impact on consolidated operating income.

•	The effective tax rate for the first quarter of fiscal 2008 was 38.2 percent, compared to 39.1 percent in the previous fiscal year’s first quarter.

•

Diluted earnings per share were up 5 percent to $0.66 in the first quarter of fiscal 2008 compared to $0.63 in the previous fiscal year’s first quarter. In the fiscal 2008 first quarter, the net positive impact of the litigation settlement with a competitor and special items was $0.04 per diluted share.

•

In the fiscal 2007 first quarter, the PharMerica Long-Term Care business, spun-off in July 2007, benefited the quarter by $0.03, and the net per-share impact of special items in the quarter was a negative $0.02.

•

Diluted average shares outstanding for the first quarter of fiscal year 2008 were 167.1 million, down nearly 28 million from the previous fiscal year’s first quarter due to share repurchases, net of option exercises.

AmerisourceBergen consists of the following two reportable segments: Pharmaceutical Distribution (which includes the operations of AmerisourceBergen Drug Corporation, Specialty Group, Packaging Group and Bellco Health) and Other (which includes PharMerica Long-Term Care through July 31, 2007 and PMSI). Intersegment sales of $15.1 million in the first quarter of fiscal 2008 from AmerisourceBergen Drug Corporation to PMSI, which are included in the Pharmaceutical Distribution Segment operating revenue, are eliminated for consolidated reporting purposes.

Pharmaceutical Distribution Segment Results

•

Operating revenue of $16.1 billion in the first quarter of fiscal 2008 was up 4 percent compared to the same quarter in the previous fiscal year primarily due to the acquisition of Bellco Health in the beginning of the quarter. A 3 percent decrease in Specialty Group revenue due to the expected impact from lower anemia drug sales and lost sales from the acquisition of a large Specialty Group customer by a competitor was offset by increases in the Drug Corporation. The loss of a large, low-margin Drug Corporation customer in January 2007 negatively impacted segment revenue growth by 2 percent in the quarter.

•

Segment operating income was down 1 percent in the first quarter compared with the previous year’s first quarter primarily due to a decline in manufacturer price appreciation, as anticipated, a slow flu season, and fewer new generic drug introductions. These impacts were partly offset by the Bellco acquisition and the litigation settlement with a competitor.

Other Segment Results

•

In the fiscal 2008 first quarter, PMSI contributed $108.6 million in revenue and $1.6 million of operating income compared to $117.9 million and $9.8 million, respectively, in the previous fiscal year’s first quarter. The decline in operating income in the fiscal 2008 first quarter was due to customer losses, price competition and a significant increase in operating expenses related to the ongoing information technology infrastructure and customer-facing projects.

Fiscal Year 2008 Expectations

“Looking ahead, we continue to expect fiscal year 2008 diluted earnings per share to be in the range of $2.77 to $2.95,” said Yost. “This diluted earnings per share range represents an increase of about 13 percent to 20 percent over the $2.46 per share from continuing operations for fiscal year 2007, which excludes the $0.09 benefit from special items and the $0.08 contribution from PharMerica Long-Term Care in fiscal year 2007.

“However, we have changed some of our key assumptions supporting our diluted earnings per share expectations in fiscal year 2008: we are raising our operating revenue growth assumption to a range of 7 percent to 9 percent from the previous expectation of 5 percent to 7 percent, primarily due to the expected growth of certain large institutional customers; and because of the lower operating margins in this customer mix, we now expect operating margin expansion in the Pharmaceutical Distribution Segment will be in the low single digit basis points range.

“Remaining unchanged for fiscal year 2008, is our expected free cash flow in the range of $450 million to $525 million, which includes capital expenditures in the $125 million range, and our anticipated spending of $400 million to $500 million to repurchase our common shares.”

Conference Call

The Company will host a conference call to discuss its results at 11:00 a.m. Eastern Standard Time on January 24, 2008. Participating in the conference call will be: R. David Yost, President and Chief Executive Officer and Michael D. DiCandilo, Executive Vice President and Chief Financial Officer.

To access the live conference call via telephone:

Dial in: (612) 332-0228, no access code required.

To access the live webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

A replay of the telephone call and webcast will be available from 2:30 p.m. January 24, 2008 until 11:59 p.m. January 31, 2008. The Webcast replay will be available for 30 days.

To access the replay via telephone:

Dial in:	(800) 475-6701 from within the U.S., access code: 905038
(320) 365-3844 from outside the U.S., access code: 905038

To access the archived webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

About AmerisourceBergen

AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $66 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 11,500 people. AmerisourceBergen is ranked #29 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes (including increased government regulation of the pharmaceutical supply channel); government enforcement initiatives (including (i) the imposition of increased obligations upon pharmaceutical distributors to detect and prevent suspicious orders of controlled substances (ii) the commencement of further administrative actions by the U. S. Drug Enforcement Administration seeking to suspend or revoke the license of any of the Company’s distribution facilities to distribute controlled substances, (iii) the commencement of any enforcement actions by any U.S. Attorney alleging violation of laws and regulations regarding diversion of controlled substances and suspicious order monitoring), or (iv) the commencement of any administrative actions by the board of pharmacy of any state seeking to suspend, revoke or otherwise restrict the ability of any of the Company’s distribution facilities or businesses to distribute or dispense pharmaceuticals in such state; changes in U.S. government policies (including reimbursement changes arising from federal legislation, including the Medicare Modernization Act and the Deficit Reduction Act of 2005); changes in regulatory or clinical medical guidelines and/or reimbursement practices for the pharmaceuticals we distribute, including erythropoiesis-stimulating agents (ESAs) used to treat anemia patients; price inflation in branded pharmaceuticals and price deflation in generics; fluctuations in market interest rates; operational or control issues arising from the Company’s outsourcing of information technology activities; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar—Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; any disruption to or other adverse effects upon the PMSI workers’ compensation business caused by the Company’s announcement that it is pursuing the sale of PMSI; the inability of the Company to successfully complete the sale of PMSI; the inability of the Company to successfully complete any other transaction that the Company may wish to pursue from time to time; changes in tax legislation or adverse resolution of challenges to our tax positions; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the business of the Company generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.

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AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31, 2007	% of Operating Revenue	Three Months Ended December 31, 2006	% of Operating Revenue	% Change
Revenue:
Operating revenue	$16,239,427	100.00%	$15,696,539	100.00%	3%
Bulk deliveries to customer warehouses	1,133,488		1,028,854		10%

Total revenue	17,372,915		16,725,393		4%
Cost of goods sold	16,865,455		16,130,750		5%

Gross profit	507,460	3.12%	594,643	3.79%	-15%
Operating expenses:
Distribution, selling and administrative	289,940	1.79%	356,961	2.27%	-19%
Depreciation and amortization	22,353	0.14%	22,800	0.15%	-2%
Facility consolidations, employee severance and other	177	—	6,023	0.04%	N/M

Operating income	194,990	1.20%	208,859	1.33%	-7%
Other loss	737	—	66	—	N/M
Interest expense, net	16,424	0.10%	8,143	0.05%	102%

Income before income taxes	177,829	1.10%	200,650	1.28%	-11%
Income taxes	68,009	0.42%	78,463	0.50%	-13%

Net income	$109,820	0.68%	$122,187	0.78%	-10%

Earnings per share:
Basic	$0.67		$0.64		5%
Diluted	$0.66		$0.63		5%
Weighted average common shares outstanding:
Basic	164,905		192,391
Diluted	167,062		194,970

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2007	September 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$524,139	$640,204
Short-term investment securities available-for-sale	—	467,419
Accounts receivable, net	3,461,562	3,472,358
Merchandise inventories	4,822,362	4,101,502
Prepaid expenses and other	30,773	32,817

Total current assets	8,838,836	8,714,300
Property and equipment, net	523,747	506,984
Other long-term assets	3,249,174	3,088,780

Total assets	$12,611,757	$12,310,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,414,854	$6,988,782
Current portion of long-term debt	1,487	476
Other current liabilities	894,530	867,778

Total current liabilities	8,310,871	7,857,036
Long-term debt, less current portion	1,250,284	1,227,298
Other long-term liabilities	164,644	126,010
Stockholders’ equity	2,885,958	3,099,720

Total liabilities and stockholders’ equity	$12,611,757	$12,310,064

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
Operating Activities:
Net income	$109,820	$122,187
Adjustments to reconcile net income to net cash (used in) provided by operating activities	24,934	56,583
Changes in operating assets and liabilities	(235,784)	109,101

Net cash (used in) provided by operating activities	(101,030)	287,871

Investing Activities:
Capital expenditures	(26,931)	(28,135)
Cost of acquired companies, net of cash acquired	(162,506)	(143,543)
Proceeds from sales of property and equipment	20	1,980
Net short-term investment activity	467,419	(377,813)

Net cash provided by (used in) investing activities	278,002	(547,511)

Financing Activities:
Net borrowings	26,806	121,816
Deferred financing costs and other	(152)	(1,605)
Purchases of common stock	(311,442)	(325,632)
Exercises of stock options	4,249	11,841
Cash dividends on common stock	(12,498)	(9,659)

Net cash used in financing activities	(293,037)	(203,239)

Decrease in cash and cash equivalents	(116,065)	(462,879)
Cash and cash equivalents at beginning of period	640,204	1,261,268

Cash and cash equivalents at end of period	$524,139	$798,389

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,
Operating Revenue	2007	2006	% Change
Pharmaceutical Distribution	$16,145,895	$15,493,123	4%
Other
PharMerica Long-Term Care	—	317,955	N/M
PMSI	108,641	117,930	-8%

Total Other	108,641	435,885	N/M

Intersegment eliminations	(15,109)	(232,469)	N/M

Operating revenue	$16,239,427	$15,696,539	3%

	Three Months Ended December 31,
Operating Income	2007	2006	% Change
Pharmaceutical Distribution	$192,018	$194,133	-1%
Other
PharMerica Long-Term Care	—	9,083	N/M
PMSI	1,564	9,776	-84%

Total Other	1,564	18,859	N/M

Facility consolidations, employee severance and other	(177)	(6,023)	N/M
Gain on antitrust litigation settlements	1,585	1,890	-16%

Operating income	$194,990	$208,859	-7%

Percentages of operating revenue:

Pharmaceutical Distribution
Gross profit	2.99%	3.03%
Operating expenses	1.80%	1.78%
Operating income	1.19%	1.25%

Other
PharMerica Long-Term Care
Gross profit	N/A	29.63%
Operating expenses	N/A	26.78%
Operating income	N/A	2.86%

PMSI
Gross profit	21.40%	24.24%
Operating expenses	19.96%	15.95%
Operating income	1.44%	8.29%

Total Other
Gross profit	21.40%	28.17%
Operating expenses	19.96%	23.85%
Operating income	1.44%	4.33%

AmerisourceBergen Corporation
Gross profit	3.12%	3.79%
Operating expenses	1.92%	2.46%
Operating income	1.20%	1.33%

AMERISOURCEBERGEN CORPORATION

EARNINGS PER SHARE

(In thousands, except per share data)

(unaudited)

Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the periods presented. Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the periods presented plus the dilutive effect of stock options and restricted stock.

	Three Months Ended December 31,
	2007	2006
Net income	$109,820	$122,187

Weighted average common shares outstanding—basic	164,905	192,391
Effect of dilutive securities—stock options and restricted stock	2,157	2,579

Weighted average common shares outstanding—diluted	167,062	194,970

Earnings per share:
Basic	$0.67	$0.64
Diluted	$0.66	$0.63